EXETER FUND, INC.

                            CERTIFICATE OF CORRECTION

     EXETER FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1100 Chase Square, Rochester, New York 14604, does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") the following Certificate of Correction:

     FIRST: The resolution designating and classifying (iii) seventy-five million (75,000,000) shares of the authorized, unissued and unclassified capital stock of the Corporation as the Core Bond Series Class A is corrected to (iii) seventy-five million (75,000,000) shares of the authorized, unissued and unclassified capital stock of the Corporation as the Core Plus Bond Series Class A within the Articles of Amendment to Articles of Incorporation of Exeter Fund, Inc. filed with the State Department of Assessments and Taxation on May 25, 2004.

     SECOND: This Certificate of Correction shall be effective as of the date the Department accepts this Certificate for record.

     IN WITNESS WHEREOF, EXETER FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 10th day of August, 2004.

                    EXETER  FUND,  INC.



                    By:  /s/  B.  Reuben  Auspitz
                                    B.  Reuben  Auspitz
                                    President


[Seal]


Attest:


/s/  Jodi  L.  Hedberg
Jodi  L.  Hedberg
Secretary




     THE UNDERSIGNED, President of Exeter Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                              /s/  B.  Reuben  Auspitz
                              B.  Reuben  Auspitz
                              President